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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 001-15749) pertaining to the Alliance Data Systems 401(K) and Retirement Savings Plan of our report dated June 15, 2002, with respect to the financial statements and supplemental schedule of the Alliance Data Systems 401(K) and Retirement Savings Plan included in this annual report (Form 11-K) for the year ended December 31, 2001.

/s/ Ary & Roepcke

Columbus, Ohio
June 27, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS